Exhibit 10.19

FIRST AMENDMENT

TO

LEASE AGREEMENT

THIS FIRST AMENDMENT TO THE LEASE AGREEMENT (“Amendment”) is made and entered into this 1st day of June 2014, between Bourbon Brothers, LLC, a Colorado limited liability company whose address is 2 N. Cascade Ave., Ste. 1400, Colorado Springs, Co 80903, herein designated as the “Landlord,” Bourbon Brothers Southern Kitchen Colorado Springs, LLC, a Colorado limited liability company whose address is 2 N. Cascade Ave., Ste. 1400, Colorado Springs, Co 80903, herein designated as the “Tenant” and Bourbon Brothers Holding Corporation, a Colorado corporation whose address is 2 N. Cascade Ave., Ste. 1400, Colorado Springs, Co 80903, herein designated as the “Guarantor.”

This is to amend the Lease Agreement (“Lease”) originally dated May 29, 2013.

1.	Term of Lease. The term of the lease commenced on the date on which Tenant takes possession of the Premises, referred to in the Lease as the “Rent Commencement Date,” which is amended as it is known to have transacted on January 11, 2014.

2.	Rental. The Base Rent is adjusted as the building costs were in excess of $2,000,000. The excess building costs is 11% of $146,307 for the monthly increase to be $1,341.

3.	Repairs and Care. The Tenant is solely responsible for all structural components including the roof, structure and foundation of the premises. The Tenant acknowledges the Landlord has no responsibility for these structural components. These items are in addition to CAM, taxes and insurance as stated in the Lease.

4.	Guaranty of Payment. The Guarantor hereby agrees the guaranty of payment. Guarantor unconditionally, absolutely and irrevocably guarantees, for the benefit of the Landlord and each and every present and future holder or holders of the Lease or assignee or assignees of the Lease, the due, punctual and payment of the Rent, and all other monies due or which may become due thereunder. Notwithstanding the above, Guarantor shall in no circumstance be liable to any amount greater than the remaining obligations in aggregate of the lease at the time such Guarantee is exercised by the Landlord.

IN WITNESS WHEREOF, this Amendment is executed as of the day and year first written above.

LANDLORD: Bourbon Brothers, LLC

/s/ JW Roth
JW Roth, Manager

TENANT: Bourbon Brothers Southern Kitchen Colorado Springs, LLC

/s/ Robert B. Mudd
Robert B. Mudd, Manager

GUARANTOR: Bourbon Brothers Holding Corporation

/s/ Robert B. Mudd
Robert B. Mudd, CEO & Manager